UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2007

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-17219	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 25, 2007, the Company was advised that the United States Attorney’s Office for the District of Utah indicted two former officers of the Company. The Company is cooperating fully with the U.S. Attorney’s office in this matter and has been advised that it is neither a target nor a subject of the investigation or indictment.

By virtue of certain provisions of the Company’s Articles of Incorporation, Bylaws and indemnification agreements with these former officers, the Company has a direct financial obligation to indemnify each former officer for any liability and for all reasonable attorney’s fees and costs incurred in defending against the charges brought by the United States Attorney. Although it is early in the process and therefore difficult to estimate, the Company believes its financial liability under provisions of the indemnification agreements will be material and therefore adversely impact the Company’s financial performance for its 2008 fiscal year and possibly beyond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: July 27, 2007	By:	/s/ Greg LeClaire
Greg LeClaire
Chief Financial Officer

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